Exhibit 99. Press Release

American Group, Inc. Unaware of Events that Would Cause Increase in Trading Activity

            American Group, Inc. Unaware of Events that Would Cause Increase in Trading Activity

            BUSINESS WIRE

            BOYNTON BEACH, Fla., June 18 - American Group, Inc. (OTCBB:AMCG) announced today its position regarding the recent increase in trading activity and share volume of its stock. The Company states that is unaware of and has no knowledge of any event that would cause or result in trading of this nature.


                   This news release may contain or incorporate by reference
            "forward-looking" statements, including certain information with respect to plans and strategies of American Group, Inc. For this purpose, any statements contained herein or incorporated herein by reference that are not statements of historical facts may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believe(s)," "anticipate(s)," "plan(s)," "expect(s)," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual events or actual results of AMCG to differ materially from these indicated by such forward-looking statements including the actual timing of the relocation to the new plant.


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